Advantage Solutions Reports Fourth Quarter and Full Fiscal Year 2022 Financial Results and Provides 2023 Outlook

Irvine, Calif, March 1, 2023 – Advantage Solutions Inc. (NASDAQ: ADV) (“Advantage,” “Advantage Solutions,” the “Company,” “we” or “our”), a leading provider of outsourced sales and marketing services to consumer goods manufacturers and retailers, today reported financial results for its fiscal fourth quarter and full fiscal year ended December 31, 2022.

“Over the past month, I’ve had the unique opportunity to meet with many of our key clients, customers, and associates,” said Advantage Solutions Chief Executive Officer, Dave Peacock. “Throughout this process, I’ve quickly come to conclude that the work Advantage provides is highly valued by our partners and critical to the success of their businesses. These interactions have made me even more passionate about what Advantage contributes to the retail and CPG industries and the quality of our associates.”

Mr. Peacock continued, “In joining Advantage I am most proud of our people; they are the reason our core business has remained resilient and why revenues for full year 2022 exceeded $4 billion for the first time in Company history. While it is early in my tenure, these topline results are indicative of a proven track record across economic cycles and offer our Company a great foundation to continue building upon going forward.”

Fourth Quarter 2022 Highlights

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Revenues were $1,102.8 million for the fourth quarter of 2022, representing an increase of $70.2 million, or 6.8%, from the fourth quarter 2021 revenues of $1,032.6 million.
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Operating loss of $1,537.5 million for the fourth quarter of 2022, representing a decrease of $1,621.9 million from the fourth quarter 2021 operating income of $84.4 million.
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Net loss of $1,421.7 million for the fourth quarter of 2022, representing a decrease of $1,449.7 million from the fourth quarter 2021 net income of $28.0 million.
•
Adjusted EBITDA was $112.7 million for the fourth quarter of 2022, representing a decrease of $41.4 million, or 26.9%, from the fourth quarter 2021 Adjusted EBITDA of $154.0 million.

The year-over-year increase in revenues was driven by $36.3 million of growth in the marketing segment (an increase of 9% year over year) and $33.9 million of growth in the sales segment (an increase of 5% year over year). Fourth quarter growth in the marketing segment was driven primarily by the continued recovery of our in-store sampling and demonstration services, partially offset by a decrease in media spend by certain clients. The fourth quarter growth in the sales segment was driven by an increase in retail merchandising services and international businesses, partially offset by a decrease in third-party reselling services.

The $1,537.5 million operating loss for the fourth quarter of 2022 was primarily due to a $1,367.5 million non-cash goodwill impairment charge and a $205 million intangible asset impairment charge in the indefinite-lived trade names. These impairment charges were mainly due to a sustained decline in the Company’s quoted share price, challenges in the labor market and continued inflationary pressures, and the rising interest rates in the current macroeconomic environment.

The year-over-year decrease in net income was driven by the decline in operating income and an increase in interest expense.

The year-over-year decline in Adjusted EBITDA was primarily due to inflationary cost pressures and ongoing mix shift dynamics across the enterprise.

Fiscal Year 2022 Highlights

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Revenues were $4,049.7 million for fiscal 2022, representing an increase of $447.4 million, or 12.4%, from fiscal 2021 revenues of $3,602.3 million.
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Operating loss of $1,439.4 million for fiscal 2022, representing a decrease of $1,669.5 million, from fiscal 2021 operating income of $230.0 million.
•
Net loss of $1,377.3 million for fiscal 2022, representing a decrease of $1,434.8 million, from fiscal 2021 net income of $57.5 million.
•
Adjusted EBITDA was $436.0 million for fiscal 2022, representing a decrease of $85.2 million, or 16.3%, from fiscal 2021 Adjusted EBITDA of $521.2 million.

The year-over-year increase in revenues was driven by $264.3 million of growth in the marketing segment (an increase of 21% year over year) and $183.1 million of growth in the sales segment (an increase of 8% year over year). 2022 revenue growth in the marketing segment was driven primarily by the continued recovery of our in-store demonstration and sampling services, partially offset by a decrease in media spend by certain clients. Revenue growth in the sales segment for 2022 was driven by an increase in retail merchandising services and international businesses, partially offset by a decrease in third party reselling services and foodservice.

As mentioned above, the Company recognized a $1,367.5 million non-cash goodwill impairment charge and a $205 million intangible asset impairment charge in the indefinite-lived trade names in 2022.

The year-over-year increase in operating loss was primarily due to the aforementioned non-cash goodwill and non-cash intangible asset impairment charges and the increase in cost of revenues, partially offset by the growth in revenues.

The year-over-year decrease in net income was driven by the decline in operating income.

The year-over-year decline in Adjusted EBITDA was primarily due to inflationary cost pressures in wages and ancillary spend, coupled with market headwinds.

Balance Sheet Highlights

As of December 31, 2022, the Company’s cash and cash equivalents was $120.7 million, total debt was $2,079.2 million and Net Debt was $1,958.5 million. The debt capitalization consists primarily of the $1,299 million First Lien Term Loan and $775 million of senior secured notes as of December 31, 2022.

Fiscal Year 2023 Outlook

The Company is initiating its outlook for fiscal 2023. Considering the market conditions as of the date of this press release, Adjusted EBITDA is anticipated to range from $400 million to $420 million prior to adjustments related to any acquisitions and divestitures. This guidance range takes into account the tight labor market, inflationary pressures, and broad macro headwinds impacting consumers, retailers, and CPG brands, alike. Based on strong customer demand, however, the Company remains confident that its in-store sampling and demonstration services will continue to build back in 2023.

Conference Call Details

Advantage will host a conference call at 5:00 p.m. ET on March 1, 2023 to discuss its fourth quarter and fiscal year 2022 financial performance and business outlook. To participate, please dial (877) 407-4018 within the United States or (201) 689-8471 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 13735201. The conference call will also be accessible live via audio broadcast on the Investor Relations section of the Advantage website at ir.advantagesolutions.net.

A replay of the conference call will be available online on the investor section of the Advantage website. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (844) 512-2921 within the United States or (412) 317-6671 outside the United States. The replay ID is 13735201.

About Advantage Solutions

Advantage Solutions (NASDAQ: ADV) is a leading provider of outsourced sales and marketing solutions to consumer goods companies and retailers. Our data- and technology-driven services — which include headquarter sales, retail merchandising, in-store and online sampling, digital commerce, omnichannel marketing, retail media and others — help brands and retailers of all sizes get products into the hands of consumers, wherever they shop. As a trusted partner and problem solver, we help our clients sell more while spending less. Headquartered in Irvine, California, we have offices throughout North America and strategic investments in select markets throughout Africa, Asia, Australia and Europe through which we serve the global needs of multinational, regional and local manufacturers. For more information, please visit advantagesolutions.net.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage's business and projected financial results. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “could”, “estimate”, “anticipate”, “believe”, “predict”, “confident”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; the COVID-19 pandemic and the measures taken in response thereto; the availability, acceptance, administration and effectiveness of any COVID-19 vaccine; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Related Information

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Net Debt. These are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Advantage’s financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage’s presentation of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below.

Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage’s financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA and Net Debt provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Advantage’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Advantage’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Adjusted EBITDA means net (loss) income before (i) interest expense, net, (ii) provision for (benefit from) income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) equity-based compensation of Karman Topco L.P., (vii) changes in fair value of warrant liability, (viii) stock based compensation expense, (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition-related expenses, (xi) costs associated with COVID-19, net of benefits received, (xii) EBITDA for economic interests in investments, (xiii) restructuring expenses, (xiv) litigation expenses, (xv) Recovery from Take 5, (xvi) costs associated with the Take 5 Matter and (xvii) other adjustments that management believes are helpful in evaluating our operating performance.

Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations. We present Net Debt because we believe this non-GAAP measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and to evaluate changes to the Company's capital structure and credit quality assessment.

Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

This press release also includes certain estimates and projections of Adjusted EBITDA, including with respect to expected fiscal 2023 results. Due to the high variability and difficulty in making accurate estimates and projections of some of the information excluded from Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Advantage is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated or projected comparable GAAP measures is included and no reconciliation of such forward-looking non-GAAP financial measures is included.

Advantage Solutions Inc.

Reconciliation of Net Income to Adjusted EBITDA

(Unaudited)

Consolidated	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
(in thousands)
Net (loss) income	$(1,421,729)	$28,014	$(1,377,292)	$57,549
Add:
Interest expense, net	40,831	33,383	104,459	137,927
Provision for income taxes	(156,860)	17,035	(145,337)	33,617
Depreciation and amortization	59,078	58,591	233,075	240,041
Impairment of goodwill and indefinite-lived assets	1,572,523	—	1,572,523	—
Equity-based compensation of Karman Topco L.P.(a)	208	(282)	(6,934)	(10,313)
Change in fair value of warrant liability	220	5,979	(21,236)	955
Stock-based compensation expense(b)	9,919	9,105	39,825	34,602
Fair value adjustments related to contingent consideration related to acquisitions(c)	(674)	(1,214)	4,774	4,562
Acquisition-related expenses(d)	4,059	7,120	23,902	20,173
EBITDA for economic interests in investments(e)	(5,342)	(6,821)	(12,888)	(13,437)
Restructuring expenses(f)	1,636	1,866	6,094	12,502
Litigation expenses(g)	6,157	—	5,357	(910)
Costs associated with COVID-19, net of benefits received(h)	2,263	(43)	7,208	(991)
Costs associated with the Take 5 Matter(j)	377	1,290	2,465	4,901
Adjusted EBITDA	$112,666	$154,023	$435,995	$521,178

(a)

Represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Karman Topco L.P. (“Topco”) made to one of the equity holders of Topco and (ii) equity-based compensation expense associated with the Common Series C Units of Topco.

(b)	Represents non-cash compensation expense related to the 2020 Incentive Award Plan and the 2020 Employee Stock Purchase Plan.
(c)	Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions for the applicable periods.
(d)	Represents fees and costs associated with activities related to our acquisitions and restructuring activities including professional fees, due diligence, and integration activities.
(e)

Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements.

(f)	Represents fees and costs associated with various internal reorganization activities among our consolidated entities.
(g)	Represents legal settlements, reserves, and expenses that are unusual or infrequent costs associated with our operating activities.
(h)

Represents (i) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment; and (ii) benefits received from government grants for COVID-19 relief.

(i)	Represents costs associated with the Take 5 Matter, primarily, professional fees and other related costs.

Advantage Solutions Inc.

Reconciliation of Total Debt to Net Debt

(Unaudited)

(in millions)	December 31, 2022
Current portion of long-term debt	$14.0
Long-term debt, net of current portion	2,022.8
Less: Debt issuance costs	(42.4)
Total Debt	2,079.2
Less: Cash and cash equivalents	120.7
Total Net Debt	$1,958.5

Contacts:

Kimberly Esterkin

Addo Investor Relations

investorrelations@advantagesolutions.net

(310) 829-5400